UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2012 (November 23, 2012)

BAZI INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-032420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18552 MacArthur Boulevard, Suite 325 Irvine, CA 92612
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 203-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 23, 2012, Bazi International, Inc. (the “Company”) completed a private placement (the “Private Placement”) of $555,000 aggregate principal amount of unsecured convertible promissory notes of the Company (the “Notes”) to certain purchasers (the “Purchasers”).  The Notes mature on February 15, 2013 (the “Maturity Date”) unless earlier converted and bear interest at a rate of 9% per annum.  Interest on the Notes is due on the Maturity Date unless earlier converted.  In addition, each of the Purchasers is entitled to a lender’s fee equal to 10% of the aggregate principal amount of such Purchaser’s Note, which shall also be payable upon the Maturity Date unless earlier converted.  Upon the conversion of the shares of the Company’s Series A Convertible Preferred Stock, the Notes will be convertible into shares of the Company’s common stock, par value $.001 (“Common Stock”) at a conversion price equal to $0.01.  The conversion price is subject to adjustment for stock splits, stock dividends and combinations.  Each Purchaser shall also receive 250,000 shares of the Common Stock per $25,000 of aggregate principal amount of such Purchaser’s Note, such Common Stock to be delivered to the Purchasers within 10 business days of the Maturity Date or conversion in full of such Notes, subject to the Company’s increase in authorized shares of Common Stock as called for by the agreement and plan of merger consummated by the Company and other parties on October 15, 2012.  The Notes include standard events of default including non-payment of the principal or accrued interest due on the Notes.  Upon an event of default, all obligations under the Note will become due and payable.

The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Notes, the form of which is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.  The Notes were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Unsecured Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2012

BAZI INTERNATIONAL, INC. By: /s/ Daniel Kerker Name: Daniel Kerker Title: Chief Financial Officer